Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	CONTACT: Nicole Ulmer (717) 803-8895 ir@linkbancorp.com

LINKBANCORP, INC. DECLARES QUARTERLY DIVIDEND

August 18, 2022, HARRISBURG, PA—LINKBANCORP, Inc. (OTC Pink: LNKB), announced today that its Board of Directors has declared a quarterly cash dividend of $0.075 per share of common stock to shareholders of record at the close of business on August 31, 2022, payable on September 15, 2022.

Chief Executive Officer Andrew Samuel commented, “Our shareholders are a critical piece in our company’s growth trajectory and helping us further our mission of positively impacting lives. We are pleased by the opportunity to consistently deliver additional value to our shareholders through a regular quarterly dividend.”

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, The Gratz Bank, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and Southeastern Pennsylvania through 10 client solutions centers of The Gratz Bank and LINKBANK, a division of The Gratz Bank. LINKBANCORP, Inc. common stock is traded over the counter (OTC Pink) under the symbol “LNKB”.